EXHIBIT 10.9
                                                                    ------------

                      FIRST AMENDMENT OF SECURITY AGREEMENT


PARTIES:

         OBIE MEDIA CORPORATION, an Oregon corporation (Grantor)

         UNITED STATES NATIONAL BANK OF OREGON (Lender)


RECITAL:

     On October 31, 1996, the parties entered into a certain Commercial Security Agreement in which Grantor granted to Lender a security interest in substantially all of the assets of Grantor, to secure all Indebtedness of Grantor to Lender (the Security Agreement). Except as otherwise defined in this amendment, all capitalized terms have the meanings assigned in the Security Agreement.


AGREEMENTS:

     1. REMOVAL OF COLLATERAL. The last sentence of Paragraph 4.e. of the Security Agreement is modified to read as follows:

         "To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the states of Oregon, Washington or California, without the prior written consent of Lender."

     2. HAZARDOUS SUBSTANCES. The first sentence of Paragraph 4.l. of the Security Agreement is modified to read as follows:

         "Grantor represents and warrants that, to the best of Grantor's knowledge, the Collateral never has been, and never will be, so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, improper storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance."

     3. COUNTERPARTS; EXECUTION BY FACSIMILE. This amendment may be executed in several counterparts, each of which will be deemed to be an original and all of which together constitute one and the same instrument. Delivery of an executed copy of this amendment by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be an execution and delivery of this amendment on the date of such communication by the parties so delivering such a copy. The party so delivering such a

Page 1--FIRST AMENDMENT OF SECURITY AGREEMENT
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copy via  electronic  communication  shall deliver an executed  original of this amendment to the other party within one (1) week of the date of delivery of the copy sent via electronic communication.

     4. EFFECT. Except as specifically modified by this amendment, the Security Agreement remains in full force and effect.

     DATED as of the 31st day of December, 1996.

OBIE MEDIA CORPORATION                            UNITED STATES NATIONAL BANK
                                                  OF OREGON


By:/s/Brian Obie                                  By:/s/Kenneth Carson
   -----------------------                           --------------------------
   Brian Obie, President                             Kenneth Carson, Assistant
                                                     Vice President

Page 2--FIRST AMENDMENT OF SECURITY AGREEMENT

                        FIRST AMENDMENT OF LOAN AGREEMENT


PARTIES:

     OBIE MEDIA CORPORATION, an Oregon corporation formerly known as Obie Outdoor Advertising Inc. (Borrower)

     OBIE INDUSTRIES INCORPORATED, an Oregon corporation (Indus- tries)

     BRIAN OBIE (Brian)

     UNITED STATES NATIONAL BANK OF OREGON (Bank)


RECITALS:

     A. On October 31, 1996, the parties entered into a certain Loan Agreement pursuant to which Bank made available to Borrower a Revolving Loan in the maximum amount of One Million Five Hundred Thousand Dollars ($1,500,000), a Bridge Loan in the amount of Twelve Million Dollars ($12,000,000), and a Construction Loan in the maximum amount of Eight Hundred Thousand Dollars ($800,000) (the Loan Agreement). Except as specifically set forth in this amendment, all capitalized terms have the meaning assigned in the Loan Agreement.

     B. The Reorganization and IPO have been completed. The net capital raised by Borrower from the IPO exceeded Five Million Dollars ($5,000,000). Portions of the proceeds from the IPO have been applied to reduce the Principal Balance of the Bridge Loan to Seven Million Dollars ($7,000,000), and to pay the Construction Loan in full.

     C. Pursuant to Paragraph 2.e. of the Loan Agreement, the Principal Balance of the Bridge Loan is currently due and payable. Certain of the conditions precedent to Bank's obligations to make Term Loan A to Borrower have been satisfied, but others have not. Because the net capital raised by Borrower from the IPO exceeded Five Million Dollars ($5,000,000), the conditions precedent to Bank's obligation to make Term Loan B cannot be satisfied.

     D. Bank is prepared to extend the maturity of the Bridge Loan to February 3, 1997 to allow additional time for Borrower to satisfy all conditions precedent to Bank's obligation to make Term Loan A. In addition, the parties desire to make various additional changes to the Loan Agreement, as set forth in this amendment.





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AGREEMENTS:

     1. DEFINITIONS. In Paragraph 1.n., the definition of Eligible Account, subparagraph (xiv) is amended to read as follows:

          "(xiv) payment is due from the United States government or any agency thereof; or"

     2. BRIDGE LOAN. The Principal Balance of the Bridge Loan is currently a Prime Borrowing Rate Amount of Seven Million Dollars ($7,000,000). In
modification of Paragraph 2.e. of the Loan Agreement, promptly following execution of this amendment:

          a. Sixty Thousand Dollars ($60,000) of that Principal Balance shall be continued as a Prime Borrowing Rate Amount, and shall be due and payable on January 15, 1997.

          b. Six Million Nine Hundred Forty Thousand Dollars ($6,940,000) of that Principal Balance shall be converted to an IBOR Borrowing Rate Amount with a one (1) month IBOR Interest Period expiring not later than February 3, 1997, and shall be due and payable on February 3, 1997. If that IBOR Interest Period expires prior to February 3, 1997, then upon expiration that portion of the Principal Balance shall be converted to a Prime Borrowing Rate Amount.

     3. CONSTRUCTION LOAN. The Construction Loan was paid in full with the proceeds of the IPO, and no amounts are currently outstanding. The Construction Loan is terminated, effective immediately.

     4. TERM LOAN A.

          a. MAXIMUM AMOUNT. Paragraph 6.a. of the Loan Agreement is amended to read as follows:

          "a. AMOUNT. If the conditions precedent to Bank's obligation to make Term Loan A are satisfied or waived by Bank on or before February 3, 1997, then subject to the terms and conditions of this Agreement, on February 3, 1997 Bank shall make Term Loan A to Borrower in a principal amount of Six Million Nine Hundred Forty Thousand Dollars ($6,940,000)."

          b. SPECIAL CONDITIONS. Bank's obligation to close Term Loan A remains subject to the special conditions set forth in Paragraph 6.b. of the Loan Agreement, except:





Page 2--FIRST AMENDMENT OF LOAN AGREEMENT

               (1) Bank acknowledges that the condition set forth in Paragraph 6.b.(1) has been satisfied.

               (2) The condition set forth in Paragraph 6.b.(2) is modified to read as follows:

          "(2)     Term Loan A shall close on February 3, 1997."

               (3) Paragraph 6.b.(8) is amended to read as follows:

          "(8) Except for the effect of the Reorganization on Industries, no material adverse change shall have occurred in the financial condition of any Borrower or Guarantor since the date of this Agreement."

          c. FIXED RATE - REPAYMENT OF PRINCIPAL AND INTEREST. Paragraph 6.e.(4) of the Loan Agreement is amended to read as follows:

          "(4) REPAYMENT OF PRINCIPAL AND INTEREST. Term Loan A shall be due and payable in eighty-three monthly installments of principal and interest. The first monthly installment shall be due and payable on February 15, 1997, and an additional monthly installment shall be due and payable on the fifteenth (15th) day of each calendar month thereafter, to and including Decem- ber 15, 2003, when the unpaid balance of Term Loan A, principal and interest, shall be paid in full. The first fifty-nine (59) monthly installments shall be the amount necessary to amortize Six Million Nine Hundred Forty Thousand Dollars ($6,940,000), together with interest at the Initial Fixed Rate, over a term of eighty-three (83) months. The final twenty-four (24) monthly installments shall be in the amount necessary to amortize the greater of (i) the Principal Balance of Term Loan A immediately following the fifty-ninth (59th) monthly installment or (ii) the Principal Balance of Term Loan A that would exist immediately following the fifty-ninth (59th) monthly installment if all the payments were made precisely when due, together with interest at the Adjusted Fixed Rate, over a term of twenty-four (24) months."

          d. PRIME AND/OR IBOR BORROWING RATE - REPAYMENT OF PRINCIPAL. Paragraph 6.f.(5) of the Loan Agreement is amended to read as follows:





Page 3--FIRST AMENDMENT OF LOAN AGREEMENT

          "(5) REPAYMENT OF PRINCIPAL. The Principal Balance of Term Loan A shall be paid in eighty-three (83) monthly installments. The first monthly installment shall be due and payable on February 15, 1997, and an additional monthly installment shall be due and payable on the fifteenth
     (15th) day of each calendar month therafter, to and including December 15, 2003, when the unpaid balance of Term Loan A, principal and interest, shall be paid in full. The first eleven (11) monthly installments shall be in the amount of Sixty Thousand Dollars ($60,000) each. The next twelve (12) monthly installments shall be in the amount of Sixty-five Thousand Dollars ($65,000) each. The next fifty-nine (59) monthly installments shall be in the amount of Ninety-one Thousand Six Hundred Sixty-seven Dollars ($91,667) each. The final monthly installment shall be in the amount of Ninety-one Thousand Six Hundred Forty-seven Dollars ($91,647)."

          e. FEE. Paragraph 6.i. of the Loan Agreement is amended to read as follows:

          "i. FEE. At the time of closing of Term Loan A, Borrower shall pay to Bank a fee of Thirty-five Thousand Dollars ($35,000)."

     5. TERM LOAN B. The conditions precedent to Bank's obligation to make Term Loan B cannot be satisfied. Accordingly, Term Loan B is terminated, effective immediately.

     6. FEE. Contemporaneously with the execution of this amendment, Borrower shall pay to Bank a fee in the amount of Twenty-five Thousand Dollars ($25,000).

     7. RELEASE OF STOCK. Bank hereby releases from the Collateral all stock in Borrower and all stock in Industries. All continuing obligations of the parties under the Stock Pledge Agreements executed contemporaneously with the Loan Agreement are terminated. Contemporaneously with the execution of this amendment, Bank shall return the following documents, which were delivered to Bank at the time of execution of those Stock Pledge Agreements:

          a. To Brian, Certificate No. 10 of Industries and the original Stock Power with respect to that certificate; and

          b. To Industries, the original Stock Power with respect to Certificate No. 2 of Borrower.





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Borrower and Guarantor  acknowledge that neither Certificate No. 2 nor any other certificate representing shares of Borrower was ever delivered to Bank, and accordingly Bank has no obligation to return any such certificate.

     8. RELEASE OF GUARANTORS. Paragraph 9.d.(2) of the Loan Agreement is amended to read as follows:

          "(2) RELEASE OF GUARANTORS. Effective upon any closing of Term Loan A:

               (a) Industries and Brian shall be released from any further liability under their Guaranties, and Bank shall return those original Guaranties to them.

               (b) Except as provided in the following subparagraph (d), Industries and Brian shall be released from all obligations as parties to this Agreement.

               (c) Industries and Brian shall not be neces- sary parties to any future amendments of the Loan Documents.

               (d) Industries and Brian shall remain fully liable to Bank under this Agreement to the extent that any warranty, representation or statement made or furnished to Bank by or on behalf of Borrower or Guarantor at or prior to closing of Term Loan A proves to have been false or misleading in any material respect when made or furnished."

     9. REPRESENTATIONS.

          a. ADVERTISING BUSINESS. Bank acknowledges that MO Partners is the owner of the Billboards and Billboard Site Leases listed on the attached Exhibit A, and O.B. Walls is the owner of the Billboards and Billboard Site Leases listed on the attached Exhibit B. The representation of Borrower and Guarantor in Paragraph 11.d. of the Loan Agreement is amended to include a disclosure of those ownership interests.

          b. COMPLIANCE WITH LAWS. The first sentence of Paragraph 11.l. of the Loan Agreement is amended to read as follows:

     "Each of Borrower, Guarantor and their Affiliates is in material compliance with all applicable Laws."





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Subsection (c) of the second sentence of Paragraph 11.l. is amended to read as follows:

          "(c) to the best of their actual knowledge, no Hazardous Substance has been released or discharged from any of those premises or is otherwise present in the soil or water of, or improperly stored at, any of those premises, and"

     10. AFFIRMATIVE COVENANTS.

          a. FINANCIAL INFORMATION. In Paragraph 12.g.(3) of the Loan Agreement, "thirty (30) days" is amended to "forty-five (45) days."

     11. NEGATIVE COVENANTS.

          a. GUARANTIES. As an exception to the covenant in Paragraph 13.b.(1) of the Loan Agreement, Borrower and Guarantor may guarantee that certain loan made on June 1, 1988 by Oregon Laborers-Employers Pension Trust Fund to MO Partners in the principal amount of Four Hundred Fifty Thousand Dollars ($450,000). As an exception to the covenant in Paragraph 13.b.(2) of the Loan Agreement, Borrower and Guarantor may make loans in an aggregate principal amount not to exceed at any one time outstanding the amount of Fifty Thousand Dollars ($50,000).

     12. ADDITIONAL DOCUMENTS. Contemporaneously with the execution of this amendment, Borrower and Guarantor shall deliver to Bank, in form and substance satisfactory to Bank, the following:

          a. A modification of the Bridge Note evidencing the change in the Maturity of the Bridge Loan.

          b. A modification of the Commercial Security Agreement between Borrower and Bank.

          c. The written opinion of Gleaves, Swearingen, Larsen, Potter, Scott & Smith and/or Tonkon, Torp, Galen, Marmaduke and Booth, the counsel for Borrower and Guarantor, dated as of the date of this amendment and addressed to Bank, in form and substance satisfactory to Bank.

          d. Any other documents that Bank may reasonable request.

     13. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this amendment, Borrower and Guarantor represent and warrant to Bank that, except as otherwise disclosed in this amendment:




Page 6--FIRST AMENDMENT OF LOAN AGREEMENT

          a. All representations and warranties of Borrower and Guarantor contained in the Loan Agreement continue to be true and complete as of the date of this amendment.

          b. No Event of Default has occurred or is continuing, and no event has occurred and is continuing that, with the giving of notice or the passage of time, or both, would be an Event of Default under the Loan Agreement.

          c. Except for the effect of the Reorganization on Industries, no material adverse change has occurred in the financial condition of any Borrower or Guarantor since the date of the Loan Agreement.

          d. Each of Borrower's and Guarantor's execution, delivery and performance of this amendment and all documents executed pursuant to this amendment have been duly authorized by all necessary action, do not contravene any Law binding on it or its organizational documents, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected.

          e. This amendment and all documents executed pursuant to this amendment are, and when delivered will be, valid, binding and enforceable in accordance with their respective terms.

     14. CONSENT. Borrower and Guarantor specifically consent to the execution and delivery of this amendment, and acknowledges that this amendment does not prejudice or diminish any guaranty or other obligation of Borrower or any Guarantor in any manner. This amendment shall not be construed as having created a custom in any way contrary to the specific provisions of any agreement between Bank and Borrower or any Guarantor, or as having in any way modified or waived the same. Specifically, but without limitation, Bank's right to deal with Borrower in any manner in which Bank sees fit in connection with any obligations to Bank, now or hereafter created, without any further consent or authorization from any Guarantor being necessary, remains in full force and effect.

     15. COUNTERPARTS; EXECUTION BY FACSIMILE. This amendment may be executed in several counterparts, each of which will be deemed to be an original and all of which together constitute one and the same instrument. Delivery of an executed copy of this amendment by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be an execution and delivery of this amendment on the date of such communication by the parties so delivering such a copy. The party so delivering such a copy via electronic communication shall deliver an executed original of this amendment to the other party within one (1) week




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
of the date of delivery of the copy sent via electronic communica-tion.

     16. EFFECT. Except as specifically modified by this amendment, or any document executed pursuant to this amendment, the Loan Documents remain in full force and effect.

     17. DISCLOSURE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE BANK TO BE ENFORCEABLE.

     Dated as of December 31, 1996.

OBIE MEDIA CORPORATION                         UNITED STATES NATIONAL BANK
                                               OF OREGON


By:/s/Brian Obie                               By:/s/Kenneth Carson
   ----------------------                         -------------------------
   Brian Obie, President                          Kenneth Carson, Assistant
                                                  Vice President

OBIE INDUSTRIES INCORPORATED


By:/s/Brian Obie
   ----------------------
   Brian Obie, President

/s/Brian Obie
-------------------------
Brian Obie, An Individual




Page 8--FIRST AMENDMENT OF LOAN AGREEMENT

                       SECOND AMENDMENT OF LOAN AGREEMENT


PARTIES:

         OBIE MEDIA CORPORATION, an Oregon corporation formerly known as Obie Outdoor Advertising Inc. (Borrower)

         OBIE INDUSTRIES INCORPORATED, an Oregon corporation (Indus-tries)

         BRIAN OBIE (Brian)

         UNITED STATES NATIONAL BANK OF OREGON (Bank)


RECITALS:

         A. On October 31, 1996, the parties entered into a certain Loan Agreement (the Original Loan Agreement). On December 31, 1996, the parties entered into a certain First Amendment of Loan Agreement (the First Amendment). The Original Loan Agreement, as modified by the First Amendment is referred to in this amendment as the Loan Agreement. Except as specifically set forth in this amendment, all capitalized terms have the meanings assigned in the Loan Agreement.

     B. Contemporaneously with the execution of this amendment, the parties are closing Term Loan A.


AGREEMENTS:

     1. TERM LOAN A.

          a. INTEREST RATE ELECTION. Pursuant to Paragraph 6.d. of the Loan Agreement, Borrower elects to have Term Loan A bear interest at Prime and/or IBOR Borrowing Rates.

          b. APPLICATION OF PROCEEDS. The proceeds of Term Loan A shall be applied first to pay the Bridge Loan in full, principal and interest, next to the fee described in the following subpara- graph c., and any excess proceeds shall be disbursed to Borrower.

          c. FEE. Contemporaneously with the execution of this amendment, Borrower shall pay to Bank a fee of Thirty-five Thousand Dollars ($35,000).






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     2. RELEASE OF GUARANTORS. Effective upon execution of this amendment:

          a. Industries and Brian are released from any further liability under their Guaranties, and Bank shall return those original Guaranties to them.

          b. Except as provided in the following subparagraph d., Industries and Brian are released from all obligations as parties to the Loan Agreement.

          c. Industries and Brian are not necessary parties to any future amendments of the Loan Documents.

          d. Industries and Brian shall remain fully liable to Bank under the Loan Agreement to the extent that any warranty, representation or statement made or furnished to Bank, by or on behalf of Borrower or Guarantor, at or prior to the execution of this amendment, proves to have been false or misleading in any material respect when made or furnished.

     3. FINANCIAL COVENANTS. Until payment in full of all payment obligations of, and performance of all other obligations of, Borrower under the Loan Documents, Borrower agrees that:

          a. CURRENT RATIO. Borrower shall maintain a ratio of Current Assets to Current Liabilities of not less than 1 to 1 as of the end of each fiscal quarter of Borrower, commencing February 28, 1997. For purposes of this paragraph:

               (1) "Current Assets" means the assets of Borrower that may be properly classified as current assets in accordance with GAAP, but excluding all loans to, and notes and receivables from, any Affiliate of Borrower, or from officers, employees, directors, shareholders, partners or members of Borrower or any Affiliate of Borrower; and

               (2) "Current Liabilities" means the liabilities of Borrower that may be properly classified as current liabilities in accordance with GAAP.

          b. CASH FLOW COVERAGE RATIO. Borrower shall maintain a ratio of Cash Flow to Cash Requirements of:

               (1) Not less than 1 to 1 for the twelve (12) month periods ending on November 30, 1997 and February 28, 1998;







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               (2) Not less  than 1.1 to 1 for the  twelve  (12)  month  periods ending on May 31, 1998 and August 31, 1998; and

               (3) Not less than 1.25 to 1 for the twelve (12) month period ending on November 30, 1998, and, thereafter, for each twelve (12) month period ending on the last day of each fiscal quarter of Borrower.

For purposes of this paragraph:

               (1) "Cash Flow" means, for the applicable period, (a) Borrower's net income after taxes; plus (b) amortization, depreciation and other non-cash expenses deducted in calculating that net income; minus (c) any amounts paid by Borrower for the purchase or capital lease of tangible or intangible assets that are not funded by long-term debt (but not less than zero); all as reasonably determined by Bank in accordance with GAAP.

               (2) "Cash Requirements" means, for the applicable period, (a) the regularly scheduled payments of principal by Borrower upon long-term debt (including the Loan); plus (b) any prepayments of principal by Borrower upon long-term debt (excluding the Loan); plus (c) any dividends or other distributions paid by Borrower to its shareholders; all as reasonably determined by Bank in accordance with GAAP.

     4. NEGATIVE COVENANTS. Paragraph 13.c. of the Loan Agreement is amended to read as follows:

          "LIENS. Borrower shall not, at any time, grant a security interest or other encumbrance on all or any of its presently owned or hereafter acquired Collateral, except to Bank; provided, however, that Borrower may grant purchase money security interests to secure purchase money indebtedness that does not exceed Sixty Thousand Dollars ($60,000) in the aggregate in any fiscal year of Borrower."

     5. ADDITIONAL DOCUMENTS. Contemporaneously with the execution of this amendment, Borrower shall deliver to Bank, in form and substance satisfactory to Bank, the following:

          a. Term Note A.

          b. Any other documents that Bank may reasonable request.







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     6.  REPRESENTATIONS  AND  WARRANTIES.  To  induce  Bank to enter  into this amendment, Borrower and Guarantor represent and warrant to Bank that:

          a. All representations and warranties of Borrower and Guarantor contained in the Loan Agreement continue to be true and complete as of the date of this amendment.

          b. No Event of Default has occurred or is continuing, and no event has occurred and is continuing that, with the giving of notice or the passage of time, or both, would be an Event of Default under the Loan Agreement.

          c. No material adverse change has occurred in the financial condition of Borrower since the date of the First Amendment.

          d. Each of Borrower's and Guarantor's execution, delivery and performance of this amendment and all documents executed pursuant to this amendment have been duly authorized by all necessary action, do not contravene any Law binding on it or its organizational documents, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected.

          e. This amendment and all documents executed pursuant to this amendment are, and when delivered will be, valid, binding and enforceable in accordance with their respective terms.

     7. COUNTERPARTS; EXECUTION BY FACSIMILE. This amendment may be executed in several counterparts, each of which will be deemed to be an original and all of which together constitute one and the same instrument. Delivery of an executed copy of this amendment by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be an execution and delivery of this amendment on the date of such communication by the parties so delivering such a copy. The party so delivering such a copy via electronic communication shall deliver an executed original of this amendment to the other party within one (1) week of the date of delivery of the copy sent via electronic communication.

     8. EFFECT. Except as specifically modified by this amendment, or any document executed pursuant to this amendment, the Loan Documents remain in full force and effect.







Page 4--SECOND AMENDMENT OF LOAN AGREEMENT

     9. DISCLOSURE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE BANK TO BE ENFORCEABLE.

     Dated as of February 12, 1997.

OBIE MEDIA CORPORATION                        UNITED STATES NATIONAL BANK
                                              OF OREGON


By:/s/Brian Obie                              By:/s/Larry Johnson
   ----------------------                        -----------------------------
   Brian Obie, President                         Larry Johnson, Vice President



OBIE INDUSTRIES INCORPORATED


By:/s/Brian Obie
   ----------------------
   Brian Obie, President

/s/Brian Obie
-------------------------
Brian Obie, An Individual






Page 5--SECOND AMENDMENT OF LOAN AGREEMENT

                       FIRST AMENDMENT OF PROMISSORY NOTE


PARTIES:

         OBIE MEDIA CORPORATION, an Oregon corporation (Borrower)

         UNITED STATES NATIONAL BANK OF OREGON (Bank)


RECITAL:

     A. On October 31, 1996, Borrower executed and delivered to Bank a Promissory Note in the face amount of Twelve Million Dollars ($12,000,000) (the Bridge Note). Except as otherwise defined in this amendment, all capitalized terms have the meanings assigned in the Bridge Note.

     B. On the date of this amendment, the Principal Balance of the Bridge Note is Seven Million Dollars ($7,000,000).


AGREEMENTS:

     1. Paragraph 2. of the Bridge Note is modified to read as follows:

          "2. PAYMENT OF PRINCIPAL. The Principal Balance of this note shall be paid as follows:

               a. The Principal Balance shall be reduced to Six Million Nine Hundred Forty Thousand Dollars ($6,940,000) on January 15, 1997.

               b. The entire remaining Principal Balance of this note shall be due and payable on February 3, 1997."

     2. COUNTERPARTS; EXECUTION BY FACSIMILE. This amendment may be executed in several counterparts, each of which will be deemed to be an original and all of which together constitute one and the same instrument. Delivery of an executed copy of this amendment by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be an execution and delivery of this amendment on the date of such communication by the parties so delivering such a copy. The party so delivering such a copy via electronic communication shall deliver an executed original of this amendment to the other party within one (1) week of the date of delivery of the copy sent via electronic communication.

     3. EFFECT. Except as specifically modified by this amendment, the Bridge Note remains in full force and effect.

Page 1--FIRST AMENDMENT OF PROMISSORY NOTE

     4. DISCLOSURE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE BANK TO BE ENFORCEABLE.

         DATED as of the 31st day of December, 1996.

OBIE MEDIA CORPORATION                           UNITED STATES NATIONAL BANK
                                                 OF OREGON


By:/s/Brian Obie                                 By:/s/Kenneth Carson
   -----------------------                          --------------------------
   Brian Obie, President                            Kenneth Carson, Assistant
                                                     Vice President

Page 2--FIRST AMENDMENT OF PROMISSORY NOTE

                                 PROMISSORY NOTE
                                  (Term Note A)


$6,940,000                       Eugene, Oregon                February 12, 1997


PARTIES:

         OBIE MEDIA CORPORATION, an Oregon corporation (Borrower)

         UNITED STATES NATIONAL BANK OF OREGON (Bank)


AGREEMENTS:

     1. PROMISE TO PAY. For value received, Borrower promises to pay to Bank, or its order, the principal amount of Six Million Nine Hundred Forty United States Dollars ($6,940,000), together with interest thereon at the rates specified in this note.

     2. PAYMENT OF PRINCIPAL. The Principal Balance of this note shall be paid in eighty-three (83) monthly installments. The first (1st) monthly installment shall be due and payable on February 15, 1997, and an additional monthly installment shall be due and payable on the fifteenth (15th) day of each calendar month thereafter, to and including December 15, 2003, when the unpaid balance of this note, principal and interest, shall be paid in full. The first eleven (11) monthly installments shall be in the amount of Sixty Thousand Dollars ($60,000) each. The next twelve (12) monthly installments shall be in the amount of Sixty-five Thousand Dollars ($65,000) each. The next fifty-nine
(59) monthly installments shall be in the amount of Ninety-one Thousand Six Hundred Sixty-seven Dollars ($91,697) each. The final monthly installment shall be in the amount of Ninety-one Thousand Sixty Hundred Forty-seven Dollars ($91,647). All regularly scheduled payments of principal shall be applied:

          a. First to any Prime Rate Borrowing Amounts, in such order as Borrower may designate, or in the absence of such designation, in such order as Bank may determine in Bank's absolute discretion; and

          b. Second, to any IBOR Borrowing Rate Amounts, in such order as Borrower may designate, or in the absence of such designation, in such order as Bank may determine in Bank's absolute discretion.




Page 1--PROMISSORY NOTE

     3.  INTEREST RATES AND PAYMENT OF INTEREST.

          a. DEFINITIONS. As used in this note, the following terms have the following meanings:

               (1) "Business Day" means any day other than a Saturday, Sunday or other day that commercial banks in Portland, Oregon, or New York, New York, are authorized or required by law to close.

               (2) "IBOR Borrowing Rate" means the IBOR Rate plus two percent (2%). The IBOR Borrowing Rate for each IBOR Borrowing Rate Amount shall be determined pursuant to Paragraph 3.c., as of the beginning of the applicable IBOR Interest Period, based on the then current IBOR Rate, and, except as provided in Paragraph 3.d., shall remain fixed during that IBOR Interest Period.

               (3) "IBOR Borrowing Rate Amount(s)" means those portions of the Principal Balance that, at any time, are accruing interest at an IBOR Borrowing Rate.

               (4) "IBOR Interest Period" means, as to any IBOR Borrowing Rate Amount, a period of one, two, three or six months commencing on the date the IBOR Borrowing Rate becomes applicable; provided, however, that (1) no IBOR Interest Period shall be selected which would extend beyond Maturity; (2) any IBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the results of such extension would be to extend such IBOR Interest Period into another calendar month, in which event the IBOR Interest Period shall end on the immediately preceding Business Day; and (3) any IBOR Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such IBOR Interest Period) shall end on the last Business Day of a calendar month.

               (5) "IBOR Rate," means, for any IBOR Interest Period, the rate per annum (computed on the basis of a 360 day year and the actual number of days elapsed) equal to the arithmetic average (rounded upward to the nearest 1/16 of 1%) of the rates per annum determined by Bank, as of the time Borrower obtains an IBOR Borrowing Rate quote from Bank on the date two (2) Business Days prior to the first date of an IBOR Interest Period, as the rates offered to Bank by three Eurodollar money market dealers in such Eurodollar markets as may be selected by Bank for U.S. dollar deposits to be delivered on the first day of such IBOR Interest Period for the number of months therein; provided, however, that Bank's IBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such IBOR Interest Period as specified in


Page 2--PROMISSORY NOTE

Regulation D of the Board of Governors of the Federal Reserve
System or any successor regulation.

               (6)  "Maturity"  means the time when the entire unpaid  Principal
Balance  becomes  due  and  payable,  whether  by  agreement,   acceleration  or
otherwise.

               (7) "Prime Borrowing Rate" means the Prime Rate plus one-half of one percent (0.50%). The Prime Borrowing Rate shall be adjusted without notice effective on each date the Prime Rate changes.

               (8) "Prime Rate" means the rate identified and publicly announced by the Bank from time to time as its prime rate and does not necessarily mean, for example, the lowest rate of interest which the Bank collects for any borrower or group of borrowers.

               (9) "Prime Borrowing Rate Amount" means that portion of the Principal Balance that, at any time, is accruing interest at the Prime Borrowing Rate.

               (10) "Principal Balance" means, at any time, the unpaid principal balance of this note.

               (11) "Related Documents" means, without limitation, all loan agreements, mortgages, deeds of trust, security agree- ments, guaranties, and all other instruments, agreements and documents, whether now or hereafter existing, relating to the indebtedness evidenced by this note.

          b. PRIME BORROWING RATE. Except for portions of the Principal Balance that are accruing interest at an IBOR Borrowing Rate, Borrower shall pay interest on the Principal Balance at the Prime Borrowing Rate. The Prime Borrowing Rate shall be adjusted without notice effective on each day the Prime Rate changes.

          c. IBOR BORROWING RATE.

               (1) Borrower may obtain IBOR Borrowing Rate quotes from Bank between 8:00 a.m. and 11:00 a.m. (Portland, Oregon, time) on any Business Day. Borrower may request conversion of a portion of the Principal Balance to an IBOR Borrowing Rate Amount only by giving Bank notice in accordance with Paragraph 3.c.(2). not later than 11:00 a.m. on such date.

               (2) Whenever Borrower desires to use the IBOR Borrowing Rate option, Borrower shall give Bank irrevocable notice (either in writing or orally) between 8:00 a.m. and 11:00 a.m. (Portland, Oregon, time) two (2) Business Days in advance of the desired effective date of such rate. Any oral notice shall be


Page 3--PROMISSORY NOTE
given by, and any written notice or confirmation of an oral notice shall be signed by, a person authorized to execute and deliver promissory notes to Bank on behalf of Borrower, and shall specify the effective date of the rate, the IBOR Interest Period, and whether Borrower is requesting conversion of a portion of the Principal Balance bearing interest at the Prime Borrowing Rate to an IBOR Borrowing Rate Amount or a new IBOR Interest Period for an IBOR Borrowing Rate Amount whose IBOR Interest Period is expiring. Bank may, but need not, require that all oral notices be confirmed in writing. Notwithstanding any other term of this note, Borrower may elect an IBOR Borrowing Rate Amount only in the minimum principal amount of Five Hundred Thousand Dollars ($500,000) and in larger integral multiples of One Hundred Thousand Dollars ($100,000). Except as provided in Paragraph 3.d., the IBOR Borrowing Rate for each IBOR Borrowing Rate Amount shall remain fixed for the applicable IBOR Interest Period.

               (3) If at any time Bank's IBOR Rate is unascertain- able or unavailable to Bank or if IBOR Rate loans become unlawful, the option to select the IBOR Borrowing Rate shall terminate immediately. If any IBOR Borrowing Rates are then in effect (i) each shall terminate automatically with respect to the applicable IBOR Borrowing Rate Amount (a) on the last day of the applicable IBOR Interest Period, if Bank may lawfully continue to maintain such loans, or (b) immediately if Bank may not lawfully continue to maintain such loans through such day, and (ii) the Prime Borrowing Rate automatically shall become effective as to such amounts upon termination.

               (4) If at any time after the date of this note (i) any revision in or adoption of any applicable law, rule or regulation or in the interpretation or administration thereof (a) shall subject Bank or its Eurodollar lending office to any tax, duty or other charge, or change the basis of taxation of payments to Bank with respect to any loans bearing interest based on Bank's IBOR Rate or (b) shall impose or modify any reserve, insurance, special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by Bank or its Eurodollar lending office, or impose on Bank or its Eurodollar lending office any other condition affecting any such loans, and (ii) the result of the foregoing is (x) to increase the cost to Bank of making or maintaining any such loans or (y) to reduce the amount of any sum receivable under this note by Bank or its Eurodollar lending office, Borrower shall pay Bank within fifteen (15) days after demand by Bank such additional amount as will compensate Bank for such increased cost or reduction. The determination hereunder by Bank of such additional amounts shall be conclusive in the absence of manifest error. If Bank demands compensation under this paragraph, Borrower may, upon three (3) Business Days notice to Bank, pay the accrued interest on all IBOR Borrowing Rate Amounts as may be affected, together with any


Page 4--PROMISSORY NOTE
additional amounts payable under Paragraph 3.c.(5). Upon Borrower's paying such accrued interest and additional costs, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such IBOR Borrowing Rate Amounts.

               (5) Upon any termination of any IBOR Borrowing Rate (including but not limited to conversion to another rate) or payment of all or any portion of any IBOR Borrowing Rate Amount on a date other than the last day of the then applicable IBOR Interest Period, as the case may be, including, without limitation, (i) payment under Paragraph 2., (ii) prepayment under Paragraph 4.,
(iii) acceleration under Paragraph 7. or (iv) repayment in response to a notice under Paragraph 3.c.(4), Borrower shall pay to Bank on demand a yield maintenance charge calculated pursuant to the attached Exhibit A.

               (6) If Borrower chooses the IBOR Borrowing Rate, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Bank may have obtained the funds loaned to Borrower from sources other than the applicable Eurodollar market. Bank's determination of the IBOR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error.

               (7) Notwithstanding any other term of this note, Borrower may not select the IBOR Borrowing Rate if an event has occurred that constitutes an Event of Default or that, with the giving of notice or the passage of time or both, would constitute an Event of Default.

          d. DEFAULT INTEREST RATE. Notwithstanding anything in this note to the contrary, upon the occurrence of an Event of Default, the Prime Borrowing Rate Amount shall thereafter accrue interest at a Prime Borrowing Rate equal to the Prime Rate plus five and one-half percent (5.50%), and each outstanding IBOR Borrowing Rate Amount shall accrue interest at an IBOR Borrowing Rate equal to the IBOR Rate previously determined by Bank for that IBOR Borrowing Rate Amount plus seven percent (7.00%).

          e. PAYMENTS OF INTEREST. Borrower shall pay accrued interest on the fifteenth (15th) day of February, 1997 and on the fifteenth (15th) day of every calendar month thereafter. In addition, with respect to all IBOR Borrowing Rate Amounts, accrued interest shall be paid on the last day of the applicable IBOR Interest Period.

          f. COMPUTATION OF INTEREST. All interest will be computed at the applicable rate based on a 360 day year and applied to the actual number of days elapsed.



Page 5--PROMISSORY NOTE

          g. USURY. Notwithstanding anything in this note to the contrary, at no time shall the Prime Borrowing Rate or any IBOR Borrowing Rate exceed the maximum rate permitted by applicable law.

     4. PREPAYMENT. Prepayment may be made in whole or in part at any time. All prepayments shall be applied:

          a. First to any Prime Rate Borrowing Amounts, in such order as Borrower may designate, or in the absence of such designation, in such order as Bank may determine in Bank's absolute discretion;

          b. Second, to any IBOR Borrowing Rate Amounts, in such order as Borrower may designate, or in the absence of such designation, in such order as Bank may determine in Bank's absolute discretion; and

          c. Then to accrued interest.

Prepayments of principal shall be applied to the remaining installments of principal in the inverse order of maturity.

     5. LATE CHARGE. If a payment is nineteen (19) or more days past due, Borrower will pay a late charge of five percent (5%) of the delinquent payment, but not more than the maximum amount authorized by law.

     6. DEFAULT. Each of the following shall constitute an Event of Default under this note:

          a. Borrower fails to make any payment within ten (10) days after it is due.

          b. Any default under any Related Document or under any other agreement between Bank and Borrower.

     7. ACCELERATION. Upon any Event of Default, Bank may, without notice, declare the entire Principal Balance and all accrued interest immediately due and payable.

     8. NOTICES. Any notices required or permitted to be given under the terms of this note shall be in writing and may be given by personal delivery; first class mail; certified mail, return receipt requested; or nationally recognized overnight courier; directed to the parties at the following addresses, or such other address as any party may designate in writing prior to the time of the giving of such notice, or in any other manner authorized by law:

                  Borrower:                 1010 Obie Street
                                            Eugene, OR  97402


Page 6--PROMISSORY NOTE

                  Bank:                     Oregon Corporate Banking
                                            555 S.W. Oak
                                            PL-7 Corporate Loan Servicing Center
                                            Portland, OR  97204

                  With a copy to:           Attn:  Larry Johnson
                                            800 Willamette Street, Third Floor
                                            Eugene, OR  97401

Any notice given shall be effective when actually received; or if given by certified mail, then forty-eight (48) hours after deposit of such notice in the United States mail with postage prepaid; or if given by overnight courier, then twenty-four (24) hours after the deposit of such notice with the overnight courier with delivery charges prepaid.

     9. ARBITRATION.

          a. Either Bank or Borrower may require that all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this note, be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the note, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair Bank's ability to realize on any collateral securing this note.

          b. If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if any party's Claim is $100,000 or more, three neutral arbitrators will decide all issues. All arbitrators will be active Oregon State Bar members in good standing. All arbitration hearings will be held in Eugene, Oregon. In addition to all other powers, the arbitra-tor(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

          c. If either party institutes any judicial proceeding relating to this note, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff; (ii) self-help repossession; (iii) judicial or non-judicial foreclosure against real or personal property collateral; (iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.


Page 7--PROMISSORY NOTE

     10. COLLECTION COSTS AND ATTORNEY FEES. Borrower agrees to pay upon demand all of Bank's reasonable costs and expenses, including attorneys' fees and Bank's legal expenses, incurred in connection with the enforcement of this note. Costs and expenses include Bank's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

     11. WAIVERS. Each maker, co-maker, endorser or guarantor of this note, waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest and consents to all extensions of time and renewals hereof, whether or not the extensions or renewals are longer than the original period of the note, to any exchange or release of any security for the indebted- ness evidenced by this note, and to any release of any party liable on this note or any Related Document.

     12. GENERAL PROVISIONS. Time is of the essence of this note. All obligations of any maker, co-maker, endorser or guarantor of this note are joint and several. This note shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflicts of law principles. Bank's rights and remedies under this note and under any Related Documents are cumulative.

     13. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMIT- MENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

                                         OBIE MEDIA CORPORATION


                                         By:/s/Brian Obie
                                            -----------------------------
                                            Brian Obie, President


                                         UNITED STATES NATIONAL BANK OF
                                         OREGON


                                         By:/s/Larry Johnson
                                            -----------------------------
                                            Larry Johnson, Vice President



Page 8--PROMISSORY NOTE